Exhibit 99.2

News Release	Contact: Bruce Russell
Russell Communications
Group
310-559-4955 x101
brucerussell@ruscom.com

Cyanotech Files Form 10-K Financial Report for Fiscal 2007

KAILUA-KONA, Hawaii (August 16, 2007) - Cyanotech Corporation (Nasdaq: CYAN) has filed its Form 10-K Annual Report for fiscal 2007, ended March 31, 2007.  The entire financial report is available for viewing or downloading at Securities and Exchange Commission website at www.sec.gov.

The Company reported a net loss of $7,425,000, which included a non-cash impairment loss on equipment and leasehold improvements of $4,487,000, or ($1.42) per diluted share for fiscal 2007, compared to a net loss of $391,000, or ($0.07) per diluted share for fiscal 2006.  Net sales for fiscal 2007 totaled $9,683,000, a 13% decrease from net sales of $11,131,000 in fiscal 2006.

“In operations, sales were mixed across our product lines with reduced demand for some products and production issues involving what has become our flagship product, natural astaxanthin,” said Gerald R. Cysewski, PhD, chairman, president and CEO.  “During the last three quarters of the fiscal year, we experienced decreased astaxanthin production due to an imbalance in the critical factors, some beyond our control, which are involved in the production of microalgae.  That led, in turn, to constrained supply of finished product and the inability to provide astaxanthin for some customers.  The issue has been resolved and astaxanthin production is again approaching traditional yield levels.

“As previously announced, in preparing the Form 10-Q for the first quarter of fiscal 2007, an accounting review was initiated to address a matter involving the Company’s historical treatment of certain inventory related costs.  As a result of this review, errors were identified in the application of certain accounting practices and procedures related to accounting for certain fixed costs such as portions of depreciation, general insurance, and minor compensation costs which should have been included in the carrying value of inventory.  This review resulted in an extensive restatement process and required inordinate management attention for the better part of the last 12 months and cost Cyanotech in excess of $700,000 in fees and expenses.”

“In addition, for fiscal year 2007, accounting rules required that we substantially decrease the value of our fixed assets by $4,487,000.  This is a non-cash event, but it significantly affects both our balance sheet and statement of operations for fiscal 2007.  Going forward, the required decrease in fixed asset value will decrease depreciation expenses.  With these issues resolved, we can now look forward to focusing on our core operations without the diverting burdens of the past year hindering our progress.”

Dr. Cysewski noted that “With all that has happened, Cyanotech remains one of the leading microalgae producers in the world.  Our products are acknowledged as best-of-class and totally safe for human use.  This is a critical distinction in today’s world where many products for human consumption, food and supplements, have been found to be contaminated.  Our Hawaiian Spirulina has GRAS status (Generally Recognized As Safe for use in all food, beverage and supplement applications) with the Food and Drug Administration (FDA).  Spirulina is produced in many other countries, but none has achieved the safety and quality standards to attain GRAS status.  Our natural astaxanthin also is approved by the FDA for human consumption.  No herbicides or pesticides are used in our microalgae cultivation and processing operation.  Only the highest purity nutrients and other production materials sourced from manufacturers in either the US or Canada are used and all are tested prior to use, and all are non-GMO (non-genetically modified organism).”

“Going forward,” Dr. Cysewski concluded, “we see higher margin natural astaxanthin for human use as our prime product for growth and will work to shift our sales mix and productivity to this end by continuing to vigorously pursue the wholesale market opportunities for bulk sales that arise as astaxanthin grows in demand.  Concurrently, we will reinforce old and add new direct marketing channels for the sale of both our natural astaxanthin and spirulina products in retail markets.  We also are planning new approaches to our traditional health-oriented consumers as well as branded outreach through online sales to new market segments, such as the large, mainstream ‘Boomer’ population seeking to age well by using our products.”

Cyanotech Corporation, a world leader in microalgae technology, produces BioAstin® Natural Astaxanthin and Hawaiian Spirulina Pacifica®–all natural, functional nutrients that enhance human health and nutrition. Cyanotech’s spirulina, FDA reviewed and accepted as Generally Recognized as Safe (GRAS) for use as a food ingredient, augments energy and immune response. BioAstin’s benefits derive from its superior antioxidant activity and from its ability to support and maintain natural inflammatory response, enhancing skin, muscle and joint health. NatuRose® Natural Astaxanthin is a natural pigment source that also promotes animal health and nutrition, primarily in aquaculture. Phycobiliproteins are fluorescent pigments used in medical diagnostic testing and research. Cyanotech produces these products from microalgae grown at its 90-acre facility in Hawaii using patented and proprietary technology and distributes them to nutritional supplement, nutraceutical, cosmeceutical, and animal feed makers and marketers in more than 40 countries worldwide.  Information at:  www.cyanotech.com

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 “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Except for statements of historical fact, the statements in this news release are forward-looking.  Such statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made.  These factors include, but are not limited to, general economic conditions, forecasts of sales in future periods, changes in sales levels to our largest customers, weather patterns, production problems caused by contamination, risks associated with the acceptance of new products, competition, foreign exchange fluctuations, government regulation, and other factors more fully detailed in the Company’s recent Form 10-Q and annual Form 10-K filings with the Securities and Exchange Commission.

(Financial Highlights follow)

CYANOTECH CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

March 31, 2007 and 2006

(in thousands, except share data)	2007	2006
ASSETS

Current assets:
Cash and cash equivalents	$1,444	$1,835
Short-term investments	—	700
Accounts receivable, net of allowance for doubtful accounts of $23 and $25 in 2007 and 2006, respectively	1,587	2,209
Inventories	1,593	2,056
Prepaid expenses and other current assets	141	116
Total current assets	4,765	6,916
Equipment and leasehold improvements, net	4,701	10,164
Other assets	440	515
Total assets	$9,906	$17,595

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current maturities of long-term debt	$398	$364
Accounts payable	616	485
Accrued expenses	390	420
Total current liabilities	1,404	1,269
Long-term debt, excluding current maturities	992	1,387
Total liabilities	2,396	2,656
Stockholders’ equity:
Common stock of $.02 par value, authorized 7,500,000 shares; issued and outstanding 5,233,520 shares for 2007 and 5,224,066 shares for 2006	105	105
Additional paid-in capital	27,333	27,330
Accumulated other comprehensive loss	(8)	(1)
Accumulated deficit	(19,920)	(12,495)
Total stockholders’ equity	7,510	14,939
Total liabilities and stockholders’ equity	$9,906	$17,595

CYANOTECH CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Years ended March 31, 2007, 2006 and 2005

(in thousands, except per share data)	2007	2006	2005

Net sales	$9,683	$11,131	$11,445
Cost of sales	8,552	8,071	7,553
Gross profit	1,131	3,060	3,892
Operating expenses:
Research and development	203	187	251
Sales and marketing	1,297	1,312	1,189
General and administrative	2,448	1,814	1,728
Impairment loss on equipment and leasehold improvements	4,487	—	—
Total operating expense	8,435	3,313	3,168
Income (loss) from operations	(7,304)	(253)	724
Other income (expense):
Interest income	59	46	31
Interest expense	(186)	(180)	(163)
Other income (expense), net	(3)	(10)	15
Total other expense, net	(130)	(144)	(117)
Income (loss) before income taxes	(7,434)	(397)	607
Income tax expense (benefit)	(9)	(6)	6
Net income (loss)	$(7,425)	$(391)	$601
Net income (loss) per share:
Basic	$(1.42)	$(0.07)	$0.12
Diluted	$(1.42)	$(0.07)	$0.11
Shares used in calculation of net income (loss) per share:
Basic	5,234	5,226	5,196
Diluted	5,234	5,226	5,245